Exhibit(j)





                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 53 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 19, 2002 to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Scudder International Select Equity Fund (a diversified series of Scudder MG Investments Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 30, 2003